JUNE 17, 1999

                SUPPLEMENT TO PROSPECTUS DATED DECEMBER 31, 1998


Effective June 17, 1999, the following paragraph is hereby substituted for the second full paragraph of the section entitled "DETERMINATION OF INTEREST RATES" located on page 25 of the prospectus dated December 31, 1998:

 "On the date of this Prospectus, as amended June 17, 1999, the CIR on Demand Loan Certificates and the BIR on Subordinated Debenture Bonds is as follows:

                                                 Minimum         Certificate
                                           Initial Investment   Interest Rate

Demand Loan Certificates                                $1,000      5.50%

                                                                     Bond
Subordinated Debenture Bonds:                                   Interest Rates


 Ten-Year, Series A                                     $1,000      8.50%
 Ten-Year, Series B                                   $100,000      8.75%
 Five-Year, Series C                                    $1,000      7.00%
 Five-Year, Series D                                  $100,000      7.15%
 Ten-Year Monthly Income Series E                       $5,000      8.50%
 Ten-Year Monthly Income, Series F                    $100,000      8.75%
 Five-Year Monthly Income, Series G                     $5,000      7.00%
 Five-Year Monthly Income, Series H                   $100,000      7.15%